UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2020

Analog Devices, Inc.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On July 13, 2020, Analog Devices, Inc. (the “Company”) updated its guidance for the third quarter of fiscal year 2020 as set forth in the press release attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events

On July 13, 2020, the Company and Maxim Integrated Products, Inc. (“Maxim”) issued a joint press release announcing their entry into an Agreement and Plan of Merger, dated as of July 12, 2020, by and among the Company, Maxim and Magneto Corp., a wholly-owned subsidiary of the Company, providing for the acquisition of Maxim by the Company. A copy of the joint press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Act (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of the Company and Maxim and that also constitutes a prospectus of the Company. Each of the Company and Maxim may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that the Company or Maxim may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of the Company and Maxim. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about the Company, Maxim and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://www.analog.com or by contacting the Company’s Investor Relations Department by email at investor.relations@analog.com or by phone at 781-461-3282. Copies of the documents filed with the SEC by Maxim will be available free of charge on Maxim’s website at investor.maximintegrated.com or by contacting Maxim’s Investor Relations department by phone at 408-601-5697.

Participants in the Solicitation

The Company, Maxim and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2020 annual meeting of shareholders, which was filed with the SEC on January 24, 2020, and the Company’s Annual Report on Form 10-K for the fiscal year ended November 2, 2019, which was filed with the SEC on November 26, 2019. Information about the directors and executive officers of Maxim, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Maxim’s proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on September 27, 2019, and Maxim’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019, which was filed with the SEC on August 21, 2019. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company or Maxim using the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

99.1	Press Release, dated July 13, 2020.

99.2	Joint Press Release, dated July 13, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2020	ANALOG DEVICES, INC.

	By:	/s/ Margaret K. Seif
	Name:	Margaret K. Seif
	Title:	Chief People Officer and SVP of Communications